Exhibit 10.15

CONSENT AND AMENDMENT NO. 3
TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CONSENT AND AMENDMENT NO. 3 dated as of April 17, 2020 (this “Consent and Amendment”) to the Second Amended and Restated Subordinated Credit, Security, Guaranty and Pledge Agreement dated as of October 7, 2016 (as the same has been and may be further amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”) among (i) STX FINANCING, LLC, a Delaware limited liability company, as Borrower, (ii) STX FILMWORKS, INC., a Delaware corporation, as Parent, (iii) the GUARANTORS referred to therein, (iv) the LENDERS referred to therein, and (v) RED FISH BLUE FISH, LLC, as Administrative Agent for the Lenders.

INTRODUCTORY STATEMENT

WHEREAS, the Borrower desires for Parent and Eros International Plc, an Isle of Man company (“Eros Plc”) to enter into a merger transaction (whether consummated as described in clauses (a) through (c) below or otherwise, the “Proposed Eros Transaction”) pursuant to which, among other things, (a) certain stockholders of Parent are contemplated to invest: (i) $75,000,000 to purchase A ordinary shares, each of £0.30 par value (“A Ordinary Shares”), of Eros Plc and (ii) $750 to purchase Class E preferred stock, par value $0.01 per share (“Class E Preferred Stock”), of Parent, (b) a wholly owned indirect subsidiary of Eros Plc is contemplated to merge with and into Parent, with Parent surviving (the “Merger”), and (c) the holders of Parent preferred stock are contemplated to receive contingent value rights of Eros Plc to be settled at a later time for an aggregate number of A Ordinary Shares equal to the fully diluted outstanding shares of Eros Plc.

WHEREAS, in connection with the Proposed Eros Transaction, the Borrower has requested that the Credit Agreement be amended on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the parties hereto agree as follows:

1.               Defined Terms. Capitalized terms used but not otherwise defined herein (including any such terms used in the Introductory Statement hereto) shall have the meanings given to them in the Credit Agreement.

2.               Consents. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 4 hereof, the Administrative Agent and the Lenders party hereto (constituting Required Lenders) hereby:

(a)             consent to the consummation of the Proposed Eros Transaction, notwithstanding any provision to the contrary in the Credit Agreement; and

(b)            consent to a prepayment by the Borrower of $21,500,000 in full, in cash (the “Proposed Prepayment”), substantially simultaneously with the consummation of the Proposed Eros Transaction in partial satisfaction of the requirement in Section 2.9 of the Credit Agreement for the Borrower to make a Change of Control Offer to repurchase all Loans outstanding under the Credit Agreement in an amount comprising all principal, interest and other outstanding amounts thereunder upon the occurrence of a Change in Control. The Company will use its commercially reasonable efforts to cause the remainder of all of the amounts outstanding under the Credit Agreement to be fully repaid in cash concurrently with any subsequent renewal, refinancing, repayment, forgiveness, replacement or termination of the Senior Facility Credit Agreement.

3.               Amendments to Credit Agreement. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended as follows:

(a)             The legend on the cover page of the Credit Agreement is hereby amended to delete the following language appearing therein:

“, and Seer Capital Partners Master Fund L.P., as administrative agent under the Second Amended and Restated Credit, Security, Guaranty and Pledge Agreement (P&A Facility) dated as of October 7, 2016”

(b)            Section 1.2 of the Credit Agreement is hereby amended by:

(i)              adding thereto the following definitions, which shall be inserted in proper alphabetical order:

“Amendment No. 3” shall mean that certain Consent and Amendment No. 3 dated as of April 17, 2020 to this Credit Agreement.

“CARES Act” shall mean Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act, as now and hereafter in effect.

“Eros Closing Date” shall mean the date of the consummation of the Proposed Eros Transaction, as defined in Amendment No. 3.

“Eros B Shareholders” shall mean each of the following persons: (i) Eros Ventures Limited; (ii) Beech Investments Limited; (iii) the trustees for the time being of the Ganges Trust; (iv) Kishore Lulla and his estate, guardian, or conservator; (v) Kishore Lulla’s descendants; (vi) any other descendants of Arjan Lulla and their respective estates, guardians or conservators; (vii) any Family Controlled Entity; (viii) the trustees, solely in their respective capacities as such, of any Family Trust; and (ix) any custodian or bare nominee for any person within (i) – (viii) inclusive.

“Eros Plc” shall mean Eros International Plc, an Isle of Man company.

“Family Controlled Entity” shall have the meaning set forth in the Articles of Association of Eros Plc.

“Family Trust” shall have the meaning set forth in the Articles of Association of Eros Plc.

“PPP Loans” shall mean small business “Payroll Protection Loans” under Section 1102 of the CARES Act.

“PPP Regulations” shall mean any and all rules and regulations implemented by the United States Small Business Administration, the United States Department of Treasury or any other Governmental Authority with respect to PPP Loans.

(ii)            amending the definition of “Affiliate” appearing therein by adding the following text after the second sentence of the definition:

“For clarity, Eros Plc and its Subsidiaries shall be deemed Affiliates of the Borrower.”

(iii)          amending and restating the following definitions in their entireties as follows:

“Approved Co-Financier” shall mean (i) a Major Studio, (ii) Shanghai Media Group (including Great Mission International Limited and Marco Alliance Limited (each, a “Hony Investor”)) and its Affiliates engaged principally in the entertainment industry and which Affiliates are acceptable to the Senior Facility Agent, (iii) Odd Lot Entertainment, LLC and its Affiliates engaged principally in the entertainment industry and which Affiliates are acceptable to the Senior Facility Agent, (iv) Metro-Goldwyn-Mayer Inc. and its Affiliates, (v) Eros International Media Limited and its Affiliates, and (vi) any other Person acceptable (with respect to such Person’s identity and creditworthiness, with consideration to be given to any credit enhancement being offered by or on behalf of such Person) to the Senior Facility Agent.

“Change in Control” shall mean (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), other than the Permitted Holders and/or the Eros B Shareholders, of equity interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of Eros Plc, (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by the Eros B Shareholders of equity interests in the aggregate representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of Eros Plc, (iii) Eros Plc shall cease to directly or indirectly own 100% of the equity interests issued of Parent, or shall cease to have voting control of Parent, (iv) the Parent shall cease to directly own 100% of the Equity Interests issued by the Borrower or shall cease to have voting control of the Borrower, or (v) except as otherwise permitted pursuant to the terms hereof, the Borrower (or, if applicable, any Guarantor) shall cease to own directly or indirectly 100% of the Equity Interests issued by any Guarantor to the Borrower (or, if applicable, to any Guarantor) or shall cease to have voting control of any Guarantor or (v) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of Eros Plc by

Persons who were not (x) directors of Eros Plc on the Eros Closing Date or (y) nominated by directors who were directors of Eros Plc on the Eros Closing Date (or nominated by directors so nominated).

“Change in Management” shall mean (i) any two of the following shall occur: (a) Robert Simonds shall cease to act as chief executive officer of Eros Plc, (b) Adam Fogelson shall cease to act as chairman of the motion picture group at Parent or (c) Noah Fogelson shall cease to act as Co-President of Eros Plc (in each case under clause (a)-(c), for any reason, including, without limitation, termination of employment, death or disability) and (ii) the Borrower shall have failed to appoint a replacement or replacements (as applicable) reasonably acceptable to the Administrative Agent and the Required Lenders within 90 days of such discontinuance.

(iv)          amending and restating clause (e) of the definition of “Mile 22 Stretch Debt” in its entirety as follows:

“(e) Stretch Lender may have a claim against the proceeds of Mile 22 from the Domestic Territory and UK Territory (the “Self-Distribution Territories”) but only after any P&A Credit and any UK P&A Credit extended against Mile 22 have been recouped;”

(v)            amending and restating clause (vi) of the definition of “Restricted Payment” in its entirety as follows:

“(vi) any other payment by a Credit Party to or for the benefit of any Affiliate of such Credit Party (other than a Credit Party) or any direct or indirect members or shareholders of such Credit Party (other than a Credit Party), including, without limitation, Eros Plc or its (non-Credit Party) Subsidiaries, including, without limitation, any payment to Eros Plc or its (non-Credit Party) Subsidiaries relating to Overhead,”

(vi)          amending and restating the definition of “Senior Facilities” in its entirety as follows:

“Senior Facilities” shall mean, the credit facility evidenced by the Senior Facility Credit Agreement.

(vii)        amending and restating the definition of “Senior Loan Documents” in its entirety as follows:

“Senior Loan Documents” shall mean the Senior Facility Credit Agreement and the other “Fundamental Documents” as defined in the Senior Facility Credit Agreement, as amended from time to time in accordance with the terms hereof and of the Subordination Agreement.

(c)             Section 3.28 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 3.28.     Public Side Materials. The Borrower covenants that if any Lender has advised the Borrower that such Lender is a Public-Sider, the Borrower will not request that any other material be posted to Public-Siders without the Borrower first expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws. Notwithstanding anything herein to the contrary, if any Lender has advised the Borrower that such Lender is a Public-Sider, in no event shall the Borrower request that the Administrative Agent make available to Public-Siders any budgets or any certificates, reports or calculations with respect to the Borrower’s compliance with the covenants contained herein.”

(d)            Section 6.1 of the Credit Agreement is hereby amended by inserting the following new clause (r) at the end thereof with appropriate punctuation adjustments to existing clauses (p) and (q):

“(r)    unsecured obligations in connection with PPP Loans, in an aggregate principal amount not to exceed the maximum loan amount permitted under the applicable payroll-based formula specified under the CARES Act or any PPP Regulations applicable to the Credit Parties; provided that (i) nothing in this clause (r) shall be construed to give rise to any obligation on the part of the Administrative Agent or any Lender to extend any PPP Loans, (ii) the interest rate on such PPP Loans does not exceed 1% and (iii) the Credit Parties covenant and agree that (A) they shall submit to the lender of the PPP Loans as soon as permitted under Section 1106(e) of the CARES Act or any PPP Regulations any and all documentation necessary or appropriate to obtain forgiveness of all principal on the PPL Loans, (B) the proceeds of each PPP Loan shall be applied solely towards permitted uses under the PPP Regulations and the CARES Act and shall be so applied within three (3) months of receipt thereof, and shall in no case be utilized for any purpose other than forgivable purposes under the PPP Regulations and the CARES Act and (C) they shall neither take nor omit to take any action that would cause or permit any portion of the principal amount of any PPP Loans to be deemed ineligible for forgiveness under Section 1106 of the CARES Act (including without limitation any reduction in headcount or salary(ies) that would have such an effect), nor otherwise allow any such principal to no longer be eligible for such forgiveness (provided, that solely with respect to the covenants in this clause (iii)(A)-(C), if a failure to comply is a direct result of a Change in Law that occurs after the date on which a PPP Loan is issued, the Credit Parties shall have fifteen (15) days following such Change in Law to cure such non-compliance); provided further that if there is a Change in Law between April 17, 2020 and the date on which the Credit Parties intend to request a PPP Loan, such changes must be satisfactory to the Administrative Agent in its reasonable discretion in order for the Indebtedness thereunder to be incurred.”

(e)             Section 6.2(t) is hereby amended and restated in its entirety as follows:

“(t) [Reserved].”

(f)             Section 6.5(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(e) payments to Odd Lot Entertainment, LLC, Shanghai Media Group, the Hony Investors, Eros Plc or any of their respective Affiliates in connection with a Co-Financed Item of Product or other arms-length contractual arrangements permitted under Section 6.11.”

(g)            Section 6.5(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(g)    either (i) pay Allocated Overhead Costs (under and as defined in the Senior Facility Credit Agreement) for services which the Senior Facility Agent has approved (in reimbursement for payments attributable to the Credit Parties that were directly paid by the Parent or Eros Plc) or (ii) so long as no Default or Event of Default is in existence or would result therefrom, dividends or distributions to Parent for further distribution to Eros Plc for payment of c-suite level Overhead expenses of Eros Plc to the extent directly attributable to the Credit Parties (but not to any non-Credit Party subsidiaries of Eros Plc), subject in either case to Section 6.23 of the Senior Facility Credit Agreement; and”

(h)            Section 6.11(v) of the Credit Agreement is hereby amended and restated as follows:

“(v) is a co-financing arrangement that satisfies the requirements for a Co-Financed Item of Product with Odd Lot Entertainment, LLC, Shanghai Media Group, a Hony Investor, Eros Plc or any other Approved Co-Financier”

(i)              Section 6.27(b) is hereby amended and restated in its entirety as follows:

“(b) With respect to any Picture, enter into any Distribution Agreement (or permit a Licensing Intermediary to enter into any Distribution Agreement) with an Approved Domestic Distributor pursuant to which such Approved Domestic Distributor is entitled to retain a distribution fee greater than 13% of the gross receipts received by such Approved Domestic Distributor from its exploitation of the applicable Picture, unless (i) otherwise approved by the Senior Facility Agent prior to any borrowing under the Senior Facility Credit Agreement to fund P&A Expenses using the P&A Credit for such Picture, or (ii) no borrowing under the Senior Facility Credit Agreement is made to fund P&A Expenses using the P&A Credit for such Picture.”

(j)              The second paragraph of Section 6.28 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding the foregoing, nothing in this Section 6.28 shall in any way limit the ability of Eros Plc and its non-Credit Party Subsidiaries to operate their businesses as historically conducted.”

(k)            The following text is hereby inserted as Section 6.31 of the Credit Agreement:

“SECTION 6.31. Eros Holding Company. The Credit Parties shall not permit Eros Plc to carry on any business, own any assets or incur any liabilities except for: (i) (a) the participation in tax, accounting and other administrative activities as a publicly listed holding company and provision of administrative services to its Subsidiaries of a type customarily provided by a holding company to its Subsidiaries; (b) activities necessary or reasonably advisable for or incidental to the registration and listing of Eros Plc’s (or its direct or indirect parent’s) common stock and the continued existence of Eros Plc as a public company, (c) engaging in any activities incidental to compliance with the provisions of the Securities Act and the Exchange Act and similar laws and regulations of other jurisdictions and the rules of securities exchanges, in each case, as applicable to companies with listed equity or debt securities, as well as activities incidental to investor relations, shareholder meetings and reports to shareholders or debt-holders, (d) engaging in activities required to comply with applicable laws or maintain its corporate existence, (e) establishing, creating, developing, registering, enforcing, prosecuting and maintaining, as applicable, bank accounts, (f) entering into employment agreements and other arrangements with officers and directors, (g) providing indemnification to officers, managers and directors, (h) ownership of (A) Equity Interests in other Subsidiaries of Eros Plc (including activities relating to the formation and capitalization of such subsidiaries), (B) cash and Cash Equivalents to be used for administrative purposes described above including not less than $50,000,000 in proceeds from new equity remaining as of the Eros Closing Date at Eros Plc pro forma after consummation of the Proposed Eros Transaction as described in Amendment No. 3 as well as proceeds from equity issuances from time to time; and (C) certain other nominal assets incidental to the business or activities described above, (i) activities reasonably incidental to the businesses and activities described in the foregoing clauses (a) through (h), and (j) any other activities consented to by the Administrative Agent in writing in its sole discretion; and (ii) professional fees and administration costs incurred in the ordinary course of business as a holding company.”

(l)              Section 7.1(g) through Section 7.1(j) of the Credit Agreement are hereby amended and restated in their entireties as follows:

“(g)    default shall be made with respect to any payment of any Senior Facility or any other Indebtedness (i) of any Credit Party in excess of $1,150,000 in the aggregate at any one time outstanding when due or (ii) of Eros Plc or any Subsidiary of Eros Plc (other than the Credit Parties) in excess of $8,625,000 in the aggregate at any one time outstanding when due, or, in each case, in the performance of any other obligation incurred in connection with any Senior Facility or any such Indebtedness if the effect of such default is to accelerate the maturity of such Senior Facility or such Indebtedness, as applicable, or to permit the holder thereof to cause such Senior Facility or such Indebtedness, as applicable, to become due prior to its stated maturity, and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto;

(h)       any Credit Party, Co-Financing Venture Entity, Eros Plc or any Subsidiary of Eros Plc shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any Credit Party, Co-Financing Venture Entity, Eros Plc or any Subsidiary of Eros Plc shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or any Credit Party, Co-Financing Venture Entity, Eros Plc or any Subsidiary of Eros Plc shall take any action to authorize, or in contemplation of, any of the foregoing;

(i)       any involuntary case, proceeding or other action against any Credit Party, Co-Financing Venture Entity, Eros Plc or any Subsidiary of Eros Plc shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it, or (ii) shall remain undismissed for a period of sixty (60) days;

(j)       final judgment(s) for the payment of money (to the extent not paid or fully covered by insurance) in excess of $1,150,000 in the aggregate shall be rendered against any Credit Party, Eros Plc, any Subsidiary of Eros Plc or any Co-Financing Venture Entity, and within thirty (30) days from the entry of such judgment it shall not have been discharged or stayed pending appeal or which shall not have been discharged or bonded in full within thirty (30) days from the entry of a final order of affirmance on appeal;”

(h)       The second sentence of Section 12.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Upon any such resignation, the retiring Administrative Agent shall promptly appoint a successor agent from among the Lenders (including any assignee pursuant to Section 13.3) which successor agent shall be experienced and sophisticated in entertainment industry lending (provided that any Person who holds or acquires all or substantially all of the Loans shall be deemed so experienced and sophisticated); provided, that such replacement is reasonably acceptable (as evidenced in writing) to the Required Lenders.”

(m)           The first sentence of Section 13.3 (b) is hereby amended and restated in its entirety as follows:

“Each of the Lenders may (but only with the prior written consent of the Administrative Agent) assign all or a portion of its interests, rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitment and the same portion of all Loans at the time owing to it, the Notes held by it (if any) and its rights and obligations with regard to any Letters of Credit; provided, however, that (i) each assignment shall be of a constant, and not a varying, percentage of the assigning Lender’s interests, rights and obligations under this Credit Agreement, (ii) each assignment shall be in a minimum Commitment (or Loans, if applicable) amount equal to the lesser of $1,000,000 and the amount of such assigning Lender’s entire Commitment (or Loans, if applicable), (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Assumption, together with the assigning Lender’s original Note (if any) and a processing and recordation fee of $3,500 to be paid to the Administrative Agent by the assigning Lender or the assignee and (iv) no such assignment shall be effective until and unless recorded in the Register.”

(j)       Each and every reference to “Seer P&A Facility Agent”, “Seer P&A Facility Credit Agreement”, “Seer Capital Partners Master Fund L.P.” and “Senior Intercreditor Agreement” is hereby deleted.

4.               Conditions to Effectiveness.

The effectiveness of the consents set forth in Section 2 and the amendments set forth under Section 3 of this Consent and Amendment is subject to the satisfaction in full (or waiver by the Required Lenders) of each of the conditions precedent set forth in this Section 4 (the date upon which each of such conditions precedent in this Section 4 have been satisfied or waived, the “Consent and Amendment Effective Date”):

(i)              the Administrative Agent shall have received counterparts of this Consent and Amendment that, when taken together, bear the signatures of the Borrower, the Guarantors, the Parent and the Required Lenders;

(ii)            all costs and expenses due and owing pursuant to Section 13 hereof to the Administrative Agent by the Borrower shall have been paid in full and the Borrower shall have paid any other fees or invoiced expenses of the Administrative Agent;

(iii)          the Senior Facility Agent shall have executed a consent and amendment under the Senior Facility Credit Agreement granting substantively identical consents and amendments to those set forth in this Consent and Amendment to the extent applicable to the Senior Facility Credit Agreement, in form and substance satisfactory to the Administrative Agent;

(iv)          the Proposed Eros Transaction shall have been consummated, or shall be consummated, substantially concurrently with the Consent and Amendment Effective Date, in accordance with the terms set forth in that certain Agreement and Plan of Merger, dated as of even date herewith, by and among Eros Plc, England Holdings 2, Inc., England Merger Corp., and Parent (the “Merger Agreement”), a copy of which has been previously provided to the Administrative Agent, without giving effect to any modifications, amendments, consents or waivers thereto that in the aggregate are material and adverse to the Lenders without the prior consent of the Required Lenders; provided that the final terms of the Proposed Eros Transaction include: (A) Parent being the indirect wholly-owned subsidiary of Eros Plc, and Parent existing as an indirect “sister” subsidiary of Eros International Media Limited; (B) Parent surviving the Merger and continuing to have no business activities other than as permitted pursuant to Section 6.30 of the Credit Agreement and continuing to directly hold 100% of the Equity Interests in the Borrower; and (C) each of the Borrower and the other Credit Parties surviving the Merger; and (D) any changes to the certificate of incorporation (or equivalent) or bylaws (or equivalent) of Parent or any Credit Party shall be satisfactory to the Administrative Agent;

(v)            not less than $110,000,000 of new equity investment shall have been contributed to Parent or Eros Plc, of which not less than $25,000,000 (which amount is in excess of any amounts being used to repay the outstanding principal and accrued interest owed under the Credit Agreement substantially simultaneously with the consummation of the Proposed Eros Transaction) shall have been contributed to Borrower and not less than $50,000,000 shall remain at Eros Plc pro forma after consummation of the Proposed Eros Transaction;

(vi)          the Proposed Prepayment shall have occurred, or shall occur, substantially concurrently with the Consent and Amendment Effective Date and the Proposed Eros Transaction;

(vii)        the representations and warranties contained in Section 5 hereof, in the Credit Agreement and in the other Fundamental Documents are true and correct in all material respects on and as of the date of the Consent and Amendment Effective Date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date and/or (b) cannot be made as of the Consent and Amendment Effective Date solely due to the existence of a Default that is not material);

(viii)      upon the reasonable request of any Lender, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least five (5) days prior to the Consent and Amendment Effective Date;

(ix)          at least three (3) days prior to the Consent and Amendment Effective Date, to the extent that the Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, Borrower shall deliver, to each Lender that so requests the same at least seven (7) days prior to the Consent and Amendment Effective Date, a Beneficial Ownership Certification; and

(x)            the Administrative Agent shall have received a certificate of the Secretary, Assistant Secretary or other appropriate officer (or member or manager, as the case may be, in the case of limited liability companies), acceptable to the Administrative Agent, of the Parent and the Borrower, attesting that the conditions precedent set forth in this Section 4 have been satisfied.

5.               Representations and Warranties. As of the date hereof, each of the Credit Parties represents and warrants that:

(a)             each of the Credit Parties has the power and authority to execute and deliver this Consent and Amendment and perform its obligations under this Consent and Amendment and the Credit Agreement as modified hereby;

(b)            the execution and delivery by each of the Credit Parties of this Consent and Amendment, and the performance by such Person of its obligations under this Consent and Amendment and the Credit Agreement as modified hereby (i) have been duly authorized by all necessary company action (or similar action) on the part of such Person, (ii) will not constitute a violation of any provision of Applicable Law or any order of any Governmental Authority applicable to such Person or any of its properties or assets, (iii) will not violate any provision of the certificate of formation or organization, by-laws, operating agreement, partnership agreement or any other organizational document of such Person, (iv) will not violate any provision of, be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate any indenture, agreement, bond, note or other similar instrument to which such Person is a party or by which such Person or any of its properties or assets are bound, other than where any such violation, conflict, breach, default or termination could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (v) will not result in the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets of such Person other than pursuant to the Fundamental Documents;

(c)             the representations and warranties contained in the Credit Agreement and the other Fundamental Documents are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date); and

(d)            no Default or Event of Default shall have occurred and be continuing.

6.               Conditions Subsequent. Borrower agrees to use commercially reasonable efforts to deliver to the Administrative Agent within 30 days after the date hereof (or such later date as permitted by the Administrative Agent in its reasonable discretion) (i) that certain payoff confirmation letter executed by Seer Capital Partners Master Fund L.P. and (ii) counterparts of that certain Second Amended and Restated Subordination Agreement Consent and Amendment that, when taken together, bear the signatures of the Borrower, the other Credit Parties, the Senior Facility Agent and the Administrative Agent.

7.               CARES Act. Notwithstanding anything to the contrary contained herein, the amendments described in Section 3 hereof that relate solely to the CARES Act, PPP Loans and PPP Regulations shall become effective upon satisfaction of the condition precedent set forth in Section 4(i) hereof.

8.               Fundamental Document. This Consent and Amendment is designated a Fundamental Document by the Administrative Agent.

9.               Full Force and Effect. Except as expressly set forth herein, this Consent and Amendment does not constitute an amendment, waiver or modification of any other provision of the Credit Agreement, does not constitute a waiver of timely compliance with the provisions of the Credit Agreement or any provision of any other Fundamental Document, does not constitute a waiver of any Default or Event of Default whether or not known to the Administrative Agent or the Lenders, and does not entitle any Credit Party to any amendment, waiver or modification of any provision of the Credit Agreement or any other Fundamental Document, or to a consent to any transaction, in the future in similar or dissimilar circumstances. Except as expressly modified hereby, the Credit Agreement and the other Fundamental Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof and are hereby ratified and confirmed. Without limiting the foregoing, each Credit Party hereby (i) reaffirms its obligations under the Credit Agreement and the other Fundamental Documents to which it is a party, including on a pro forma basis after giving effect to the Proposed Eros Transaction, and (ii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for the benefit of the Secured Parties) pursuant to any of the Fundamental Documents. As used in the Credit Agreement, the terms “Agreement,” “this Agreement,” “this Credit Agreement,” “herein,” “hereafter,” “hereto,” “hereof” and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as modified by this Consent and Amendment.

10.            Further Assurances. At any time and from time to time, upon the Administrative Agent’s reasonable request and at the expense of the Credit Parties in accordance with Section 13.4 of the Credit Agreement, each Credit Party will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Administrative Agent reasonably deems necessary to effect the purposes of this Consent and Amendment.

11.            APPLICABLE LAW. THIS CONSENT AND AMENDMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

12.            Counterparts. This Consent and Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Consent and Amendment by facsimile transmission or electronic photocopy (i.e., “.pdf”) shall be effective as delivery of a manually executed counterpart hereof.

13.            Expenses. The Borrower agrees to pay pursuant to Section 13.4 of the Credit Agreement, all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Consent and Amendment, including, but not limited to, the reasonable and documented fees and disbursements of counsel for the Administrative Agent.

14.            Release.    Each Credit Party acknowledges that the Administrative Agent and the Lenders would not enter into this Consent and Amendment without each Credit Party’s assurance that such Credit Party has no claim against the Administrative Agent or any Lender, their respective direct and indirect equity holders, beneficiaries, Subsidiaries, Affiliates, officers, directors, employees, attorneys, agents, professionals and servants, or any of their respective predecessors, successors, heirs and assigns (collectively, the “Releasees” and each, a “Releasee”). Each Credit Party, for itself and on behalf of its Affiliates, and its and their respective officers, directors, managers, employees, agents, representatives, direct and indirect equity holders, and their respective predecessors, successors and assigns (collectively, the “Releasors”) releases each Releasee from any known or unknown claims which such Credit Party now has against any Releasee of any nature, including, without limitation, any claims that any Releasor, or any Releasor’s successors, counsel and advisors may in the future discover they would have had now if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability. The Credit Parties waive all rights and benefits which they now have or may in the future have under the terms of Section 1542 of the Civil Code of the State of California or under the statute or common law of any jurisdiction applicable hereto which has the same or similar effect as the provisions of said Section 1542, which reads in full as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH, IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

The provisions, waivers and releases set forth in this Section 14 are binding upon each Releasor. The provisions, waivers and releases of this Section 14 shall inure to the benefit of each Releasee. The provisions of this Section 14 shall survive payment in full of the Obligations, full performance of all of the terms of this Consent Amendment, the Credit Agreement and the other Fundamental Documents and/or any action by the Administrative Agent or any Lender or any other Releasee to exercise any remedy available under the Fundamental Documents, applicable Laws or otherwise.

15.            Headings. The headings of this Consent and Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Consent and Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Consent and Amendment No. 3 to be duly executed as of the date first written above.

BORROWER: STX FINANCING, LLC By: /s/ Noah Fogelson_______________________ Name: Noah Fogelson Title: Executive Vice President, General Counsel and Secretary

Consent and Amendment No. 3 to
Second Amended and Restated Subordinated Credit Agreement

PARENT:

STX FILMWORKS, INC.

By: /s/ Noah Fogelson_______________________

Name: Noah Fogelson

Title: Executive Vice President, General Counsel

and Secrettary

By its execution of the above, the Parent hereby acknowledges and agrees that its obligations under the Credit Agreement as a Pledgor or otherwise under the Credit Agreement shall remain unaffected by the Proposed Eros Transaction referred to in this Consent and Amendment No. 3, and covenants and agrees that it shall in connection with the Proposed Eros Transaction execute a reaffirmation agreement or other documentation in form and substance satisfactory to the Administrative Agent evidencing its agreement to continue be bound by such obligations.

Consent and Amendment No. 3 to
Second Amended and Restated Subordinated Credit Agreement

GUARANTORS:

STX FILMDEV, LLC

STX FILMDEV II, LLC

STX PLAN F, LLC

STX PRODUCTIONS, LLC

STX TV, INC.

STX LOUISIANA, LLC

FSO JONES, LLC

STX NY, INC.

FSO JONES NY, LLC

STX MUSIC, LLC

STX MUSIC PUBLISHING, LLC

STX RECORDINGS, LLC

MARS BOYS, LLC

WE ARE BESTIES, LLC

BAD MOMS LOUISIANA, LLC

BADDER MOMS, LLC

STX INTERNATIONAL, INC.

STX TRUE LIFE, LLC

SURREAL, INC.

STX ENTERTAINMENT UK, LTD.

ADRIFT PRODUCTIONS UK LTD.

VATN VATN ALLS STADAR, LLC

ADRIFT PRODUCTIONS NZ LIMITED

PUPPET MURDERS, LLC

MILE 22, LLC

SECOND ACT PRODUCTIONS, LLC

SEVENTEEN BRIDGES, LLC

MINNETONKA DREAMS, LLC

UGLY INDUSTRIES, LLC

TIME OF DEATH, LLC

POLE SISTERS, LLC

STX ANIMATION, LLC

By: /s/ Noah Fogelson_______________________

Name: Noah Fogelson

Title: Executive Vice President, General Counsel

and Secretary

Consent and Amendment No. 3 to
Second Amended and Restated Subordinated Credit Agreement

RED FISH BLUE FISH, LLC,

as Administrative Agent and as a Lender

By: /s/ Derek Arend_______________________

Name: Derek Arend

Title: President

Consent and Amendment No. 3 to
Second Amended and Restated Subordinated Credit Agreement